Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Frontier Communications Corporation (the "Company") on Form 10-Q for the period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we,  Daniel McCarthy,  President and Chief Executive Officer and R. Perley McBride, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel McCarthy	/s/ R. Perley McBride
Daniel McCarthy	R. Perley McBride
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
May 3, 2018	May 3, 2018

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Frontier Communications Corporation and will be retained by Frontier Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.